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                                                                    EXHIBIT 23.3


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 dated January 12, 2001) of Toreador Resources Corporation for the registration of up to 143,040 shares of its common stock of our report (a) dated March 3, 2000, with respect to the consolidated financial statements of Toreador Resources Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, (b) March 2, 2000, with respect to the statement of revenues and direct operating expenses of the Lario Oil and Gas Properties Acquisition included on Form 8-K dated March 3, 2000, and (c) July 21, 2000 with respect to the financial statements of Texona Petroleum Corporation included on Form 8-K dated October 2, 2000, all filed with the Securities and Exchange Commission.


                                       /s/ Ernst & Young LLP

                                       ERNST & YOUNG LLP


Dallas, Texas
January 11, 2001